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                                                                    EXHIBIT 10.1

                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT


THIS AMENDED AND RESTATED ASSET PURCHASE AGREEMENT, made and entered into effective as of this 10th day of July, 2002, by and between Navarre Corporation, a Minnesota corporation, or a wholly owned subsidiary or affiliate ("Buyer"), and Encore Software, Inc., a California corporation ("Seller").

                                   WITNESSETH:

WHEREAS, Seller is engaged in, among other things, the manufacture, production, publication and distribution of certain educational software and video games compatible with computers and game consoles (the "Business");

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to buy from Seller, substantially all operating assets of Seller, and its affiliates and subsidiaries, other than those specifically excluded, on the terms and subject to the conditions indicated below; and

WHEREAS, this Agreement amends and restates that certain Asset Purchase Agreement dated as of June 7, 2002 by and between Buyer and Seller.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, sufficiency and mutuality of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1.
                               PURCHASE OF ASSETS

1.1 PURCHASE ASSETS. On the terms and subject to the conditions contained in this Agreement, on the "Closing Date" (as such term is defined in Section 1.3), Seller shall sell and assign to Buyer, and Buyer shall purchase from Seller, free and clear of all liens, interests and encumbrances, all tangible and intangible assets of Seller, and its affiliates and subsidiaries, other than the "Excluded Assets" (as such term is defined under Section 1.2), including, without limitation, the following (all assets of Seller, and its affiliates and subsidiaries, to be purchased by Buyer are collectively referred to as the "Purchased Assets"):

         1.1.1 INVENTORY. All inventory of Seller as of the Closing Date (the "Inventory"). Attached Exhibit 1.1.1 lists all of the inventory of Seller as of April 30, 2002. On the Closing Date, a new Exhibit 1.1.1 will be prepared and attached to reflect the Inventory as of the Closing Date.

         1.1.2 ACCOUNTS RECEIVABLE. All accounts receivable of Seller (the "Accounts Receivable"). Attached Exhibit 1.1.2 lists the Accounts Receivable as of April 30, 2002.

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         On the Closing Date, a new Exhibit 1.1.2 will be prepared and attached to reflect the Accounts Receivable as of the Closing Date.

         1.1.3 FURNITURE AND EQUIPMENT. All furniture, fixtures, equipment and machinery (including fully depreciated items), including those items described on attached Exhibit 1.1.3, and all warranties relating thereto (collectively, the "Furniture and Equipment").

         1.1.4 PREPAYMENTS. All prepayments and deposits made by Seller described on attached Exhibit 1.1.4 (collectively, the "Prepayments").

         1.1.5 OFFICE SUPPLIES. All office supplies and office materials of Seller as of the Closing Date (the "Office Supplies").

         1.1.6 LICENSES, PERMITS AND AUTHORIZATIONS. All of Seller's rights in and to the licenses, permits and other authorizations issued to Seller by any governmental authority and used or necessary in the conduct of its business (collectively, the "Authorizations"), including those described on attached Exhibit 1.1.6.

         1.1.7 PERSONAL PROPERTY LEASES. All right, title and interest under those certain personal property leases (whether existing, modified, new or to be negotiated) described on the final version of Exhibit 1.1.7 to be attached hereto on the Closing Date (the "Assigned Leases"), including deposits relating to the Assigned Leases. At the time of execution of this Agreement, the parties have attached a draft of
         Exhibit 1.1.7.

         1.1.8 LICENSE AGREEMENTS. All right, title and interest under those certain license agreements (whether existing, modified, new or to be negotiated) described on the final version of Exhibit 1.1.8 to be attached hereto on the Closing Date (collectively, the "Assigned Agreements"). Generally, Exhibit 1.1.8 will include only those Assigned Agreements meeting the conditions specified in Section 7.2.8 of this Agreement and approved by Buyer, in Buyer's sole discretion. At the time of execution of this Agreement, the parties have attached a draft of Exhibit 1.1.8.

         1.1.9 BUSINESS CONTRACTS. All other contract rights (whether existing, modified, new or to be negotiated) related to or useful in connection with the operation of Seller's business (including valid licenses to cover all software used by Seller in its day to day operations), as described on the final version of Exhibit 1.1.9 to be attached hereto on the Closing Date (the "Assumed Contracts"). At the time of execution of this Agreement, the parties have attached a draft of Exhibit 1.1.9.

         1.1.10 GENERAL INTANGIBLES. All patents, trademarks, service marks, copyrights, trade names, logos, symbols, trade secrets, domain names, uniform resource locaters ("URLs"), know-how, goodwill, customer lists and other proprietary rights and general intangibles, and any licenses, registrations and applications with respect thereto, relating to the Business (including the name "Encore Software" and all variations thereon and the math.com URL) (collectively, the "General Intangibles"), including those described on attached Exhibit 1.1.10.


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         1.1.11 SOFTWARE. All software of Seller (the "Software"), including the
         Software listed and itemized on Exhibit 1.1.11, and all related passwords and access codes.

         1.1.12 RECORDS. Other than Seller's corporate minute books (which are listed as "Excluded Assets" below), all reports, studies, files, records, advertising and customer lists and other reports and records relating to the operations or business of Seller (collectively, the "Records"). Seller, upon reasonable notice to Buyer, will continue to have reasonable access to the Records.

         1.1.13 CASH AND MARKETABLE SECURITIES. All cash, deposit accounts, cash equivalents and marketable securities of Seller as of the Closing Date.

         1.1.14 PREFERENCE CLAIMS. All preference claims of Seller existing or arising under 11 U.S.C. Sections 547 and 550 shall be assigned to Buyer in a manner so as to preserve the enforceability of such claims.

1.2 EXCLUDED ASSETS. Notwithstanding anything in this Agreement to the contrary, the following assets shall not be purchased by Buyer and shall be retained by Seller (collectively, the "Excluded Assets"):

         1.2.1 CORPORATE MINUTE BOOKS. The corporate minute books of Seller, provided Buyer shall be entitled to access to and copies of such books upon request.

         1.2.2 OTHER CONTRACTS. All contracts and leases of Seller not specifically assumed by Buyer under the terms of this Agreement, provided Buyer shall be entitled to access to and copies of such contracts and leases upon request.

         1.2.3 LEASED PROPERTY. All property leased by Seller pursuant to a lease agreement not specifically assume by Buyer under the terms of this Agreement.

All tangible Excluded Assets retained by Seller shall be removed by Seller from the property locations to be leased or occupied by Buyer within such time frames as are mutually agreed to between Buyer and Seller.

1.3 CLOSING. Closing on the purchase and sale of the Purchased Assets shall take place at either the offices of Winthrop & Weinstine, P.A., 3000 Dain Rauscher Plaza, 60 South 6th Street, Minneapolis, Minnesota 55402 or Danning, Gill, Diamond & Kollitz, LLP, 2029 Century Park East, Third Floor, Los Angeles, California 90067 on June 20, 2002 or at such other date as may be approved by Buyer, in Buyer's sole discretion; provided, that such date is on or before July 31, 2002 (such date is referred to in this Agreement as the "Closing Date"). The effective time of the closing shall be as of 11:59 p.m. on the Closing Date (the "Closing").

1.4 TITLE AND RISK OF LOSS. Seller shall bear all cost and expense, and shall assume and bear all risk of loss, damage and destruction, due to theft, expropriation, seizure, destruction, damage, fire or other casualty of or related to the Purchased Assets until title thereto is passed to Buyer on the Closing Date.


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                                   ARTICLE 2.
                                 PURCHASE PRICE

2.1 PURCHASE PRICE AMOUNT. The purchase price (the "Purchase Price") to be paid for the Purchased Assets shall be equal to an amount necessary to assume or satisfy Seller's debt to Comerica Bank (hereinafter, the "Comerica Debt") plus $3,000,000, subject to reductions as provided for in Section 3.6.

2.2 SALES AND USE TAX. Seller shall be responsible for payment of any and all sales, use or other similar taxes relating to or resulting from the purchase and sale of the Purchased Assets as described in this Agreement.

                                   ARTICLE 3.
                                TERMS OF PAYMENT

3.1 EARNEST MONEY. Upon (i) execution of this Agreement; (ii) approval by the U.S. Bankruptcy Court for the Central District of California (the "Bankruptcy Court") of the "Break-Up Fee" and bidding procedures described in Section 9.7 and in Exhibit 9.7; and (iii) approval by the Bankruptcy Court of the provisions contained in Section 11.3 of this Agreement, Buyer shall deposit earnest money in the amount of $500,000 in an escrow account established with a mutually acceptable escrow agent (the "Escrow Agent") pursuant to the terms of the Escrow Agreement attached hereto as Exhibit 3.1 (the "Escrow Agreement"). The Escrow Agreement shall provide that the earnest money, plus any interest accrued thereon (the "Earnest Money"), be returned to Buyer upon the failure to close the transactions contemplated by this Agreement for any reason other than Buyer's breach. In accordance with the terms of the Escrow Agreement, one hundred (100) days following the Closing Date, the Earnest Money, plus the Holdback (as hereinafter defined in Section 3.4), plus accrued interest thereon, shall be paid to Seller subject to reductions in an amount equal to: (i) the amount of any claims by Buyer for breaches of representations and warranties under this Agreement as provided in and subject to the limitations contained in
Article 10 hereof, plus (ii) the purchase price reduction, as calculated pursuant to Section 3.6.

3.2 COMERICA DEBT. On or before the Closing Date, Buyer shall assume or satisfy the Comerica Debt.

3.3 CLOSING PAYMENT. The amount to be paid by Buyer to Seller for the Purchased Assets on the Closing Date (the "Closing Payment") shall be equal to the sum of $500,000. The Closing Payment shall be paid by Buyer to Seller in cash or certified funds or by wire transfer on the Closing Date.

3.4 HOLDBACK PAYMENT. On the Closing Date, Buyer shall pay in cash or certified funds or by wire transfer, an additional $2,000,000 (the "Holdback") to the Escrow Agent to be disbursed in accordance with the terms of the Escrow Agreement, such that the total amount escrowed will be $2,500,000.


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3.5 ASSUMPTION OF OBLIGATIONS. In addition to the payments indicated above, on the Closing Date Buyer shall assume those obligations accruing after the Closing Date under the Assigned Leases, Assumed Contracts and Assigned Agreements, excluding any liabilities for pre-closing breaches, cures, liabilities, penalties or similar expenses or payments (the "Assumed Obligations"). It is expressly understood that Buyer is assuming only the Assumed Obligations, Buyer shall have no responsibility or liability for any liabilities or other obligations of Seller other than the Assumed Obligations, and all liabilities and other obligations of Seller other than the Assumed Obligations shall remain obligations of Seller. Without limiting the generality of the above:

         3.5.1 Seller shall be responsible for all costs of cure or compensation arising under the United States Bankruptcy Code, including, without limitation, 11 U.S.C. Sections 365(b)1) and 365(f)(2).

         3.5.2 Seller shall retain, and be responsible for paying, performing and discharging when due, all liabilities of Seller other than the Assumed Obligations, regardless of when incurred, whether or not Buyer is alleged to have liability as a successor to Seller.

         3.5.3 Except for the Assumed Obligations, Buyer is not, directly or indirectly, assuming any debt, obligation or liability of or claim against Seller of any kind whatsoever, whether known or unknown, actual or contingent, matured or unmatured, currently existing or arising in the future.

         3.5.4 Buyer shall not, as a result of the transactions contemplated by this Agreement or otherwise, acquire or be responsible for any debts, obligations or liabilities of or claims against Seller other than the Assumed Obligations.

3.6 ADJUSTMENT TO PURCHASE PRICE. One hundred (100) days after the Closing Date, Buyer shall calculate the sum of: (i) Seller's finished inventory which the Buyer will have the right to distribute and sell as of the Closing identified in the final Exhibit 1.1.8, properly recorded on Seller's books as of the Closing in accordance with generally accepted accounting principles; plus (ii) the amount of Seller's cash, properly recorded on Seller's books as of the Closing in accordance with generally accepted accounting principles; plus (iii) total cash actually received by Buyer as of ninety (90) days after the Closing Date and collected from accounts receivable of the Seller existing as of the Closing, other than accounts receivable where Buyer is the account debtor; plus (iv) any prepaid expenses (not including prepaid assets) of Seller as of the Closing properly recorded on Seller's books as of the Closing in accordance with generally accepted accounting principles (such sum is hereinafter referred to as the "Amount Realized"). The Purchase Price shall be reduced dollar for dollar to the extent the Amount Realized is less than $7,000,000. By way of example, if the Amount Realized is $6,200,000, the Purchase Price shall be reduced by $800,000.

3.7 ALLOCATION OF PURCHASE PRICE. On or prior to the Closing Date, Buyer and Seller shall agree upon allocation of the Closing Payment among the Purchased Assets pursuant to the requirements of Internal Revenue Code Section 1060. Such allocation shall be reduced to writing and attached as Exhibit 3.7 to this Agreement. If the Purchase Price is reduced pursuant

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to Section 3.6 above, Buyer and Seller shall agree upon allocation of the
Purchase Price among the Purchased Assets pursuant to requirements of Internal Revenue Code 1060. Such allocation shall be reduced to writing and attached as
Exhibit 3.7 to this Agreement, replacing the original Exhibit 3.7. Buyer and Seller agree that the Purchase Price reflects the fair market value of the Purchased Assets and further agree to allocate the Purchase Price for business and tax purposes in the manner provided on Exhibit 3.7.

                                   ARTICLE 4.
                         REPRESENTATIONS, WARRANTIES AND
                               COVENANTS OF SELLER

In connection with and as an inducement to Buyer to enter into and be bound by the terms of this Agreement, Seller hereby represents, warrants and covenants to Buyer as follows:

4.1 ORGANIZATION, STANDING AND POWER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as is now being conducted. Seller is not required to be qualified or licensed as a foreign corporation in any jurisdiction other than California, and the property owned, leased or operated by Seller and the nature of business conducted by Seller are such that qualification or licensing in any other jurisdiction is not necessary. Seller has delivered to Buyer complete and correct certified copies of the Articles of Incorporation and the Bylaws of Seller as currently in effect.

4.2 AFFILIATES. Seller has no "affiliates" (for purposes hereof, an "affiliate" shall be an entity controlled by, controlling or under common control with Seller, with "control" being the ownership of or the right to direct the voting of 50% or more of the voting interests of the entity), nor does Seller own stock in any other company.

4.3 AUTHORITY. Seller, subject to appropriate approval from the Bankruptcy Court, has the full power and authority to enter into, execute and deliver this Agreement and to consummate the transactions contemplated hereby and any instruments or agreements required herein. This Agreement has been duly and validly executed and delivered by Seller and, subject to appropriate approval from the Bankruptcy Court, constitutes a valid and binding obligation of Seller according to its terms, enforceable against Seller. The execution of this Agreement by Seller has been duly authorized by the Board of Directors and the shareholders of Seller.

4.4 NO VIOLATION. Neither the execution and delivery by Seller of this Agreement, the consummation of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof will:

         4.4.1 Violate or conflict with any provision of the Articles of Incorporation or Bylaws of Seller.

         4.4.2 Violate or constitute a default under or give rise to any right of termination, cancellation or acceleration under the terms, conditions or provisions of any agreement or

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         instrument to which Seller is a party or by which any of them or any of their properties or assets is bound except as has been duly and validly waived, consented to or approved of by the other parties to such agreement or instrument;

         4.4.3 Result in the creation or imposition of any security interest, lien or other encumbrance upon any of the Purchased Assets under any agreement or commitment; or

         4.4.4 Violate any statute or law or any judgment, order, decree, regulation or rule of any court or governmental authority applicable to Seller or any of the Purchased Assets.

4.5 FINANCIAL STATEMENTS, ETC. All financial information made available by Seller to Buyer and its agents as part of Buyer's due diligence efforts, including the items described on attached Exhibit 4.5, are collectively referred to as the "Financial Documents." The Financial Documents are true and correct and fairly and accurately represent the financial matters stated therein. All financial statements included as part of the Financial Documents have been prepared in accordance with generally accepted accounting principles applicable to financial statements of a corporation applied on a consistent basis throughout the period specified therein, and such financial statements fairly present the financial condition of Seller as of the dates specified therein and the results of its operations for the periods specified therein. The Financial Documents do not include any material assets or omit to state any material liability, absolute or contingent, or other facts, the inclusion or omission of which render the Financial Documents, in light of the circumstances in which they are made, misleading.

4.6 PURCHASED ASSETS. Seller has, and on the Closing Date will have, good and marketable title to all of the Purchased Assets and shall transfer title of the Purchased Assets to Buyer free and clear of all mortgages, pledges, liens, conditional sales agreements or other encumbrances of any kind or nature whatsoever. All of the tangible Purchased Assets are, and on the Closing Date will be, in reasonably good operating condition, normal wear and excepted, and each is adequate for use, after the Closing Date, in the ordinary course of business consistent with past practice.

4.7 BOOKS, RECORDS AND ACCOUNTS. All accounts, books, ledgers and official and other records of whatsoever kind material to Seller's business have been fully, properly and accurately kept and completed in all material respects, there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and collectively they fairly present the financial position of Seller. Seller does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photograph c process, whether computerized or not), which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Seller. Seller keeps its records and books of account in conformity with generally accepted accounting principles.

4.8 JUDGMENTS. There are no unsatisfied judgments of record against Seller.

4.9 LIABILITIES. Except for those liabilities disclosed on attached Exhibit 4.9, and other than liabilities incurred by Seller in the ordinary course of business since April 30, 2002, there are no

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liabilities of any kind or character outstanding for which Seller is or may be liable which are not reflected on Seller's April 30, 2002 financial statements, copies of which have been delivered to Buyer under Section 4.5. Other than the Assumed Obligations, no liability of Seller of any kind whatsoever is being assumed, directly or indirectly, by Buyer. Buyer shall not, as a result of this transaction, acquire or be responsible for any liabilities of or claims against Sellers other than the Assumed Obligations, and all liabilities, claims or expenses of any nature whatsoever which relate to a period or periods on or prior to the Closing Date, other than the Assumed Obligations, shall be the responsibility of Seller and shall be paid by Seller in the ordinary course of business as due.

4.10 ACCOUNTS RECEIVABLE. Attached Exhibit 1.1.2 is a complete and accurate list of all Accounts Receivable of Seller as of April 30, 2002. A new Exhibit 1.1.2 will be prepared and attached to reflect the amount owed and the aging of each such receivable, the name and last known address of the party from whom such receivable is owing, and any security interest in favor of Seller for the repayment of such receivable which Seller purports to have as of the Closing Date. The Accounts Receivable represent bona fide claims for sales or services by Seller in the ordinary course of business, consistent with past practice. Each Account Receivable will be good and collectible in full in the ordinary course of business and in any event not later than ninety (90) days after the Closing Date. None of the Accounts Receivable or other debts arising therefrom are or will be subject to any counterclaim or set-off.

4.11 NO ADVERSE CHANGE. Since April 30, 2002, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, revenues, income or business of Seller or In its relationships with suppliers, dealers, customers or employees, including, but not limited to:

         4.11.1 Any increase (other than those in the ordinary course) in the wages, salaries, compensation, pension or other benefits payable or to become payable by Seller to any of its respective officers, employees or agents;

         4.11.2 Any incurrence by Seller of any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business and none of which are materially adverse;

         4.11.3 Any discharge or satisfaction of any lien or encumbrance or payment of any obligation or liability by Seller other than current liabilities shown or reflected on Seller's April 30, 2002 financial statements or current liabilities incurred since April 30, 2002 in the ordinary course of business and shown on Seller's interim 2002 financial statements included as part of the Financial Documents;

         4.11.4 The mortgage, pledge or subjection to lien, security interest or any other encumbrance of any of Seller's assets, real or personal, tangible or intangible, other than in the ordinary course of business;


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         4.11.5 The sale or transfer of any of Seller's tangible assets, or the cancellation or release of any debts or claims, except, in each case, in the ordinary course of business;

         4.11.6 The sale, assignment, transfer or encumbrance by Seller of any trademarks, trade names or other intangible assets;

         4.11.7 Any extraordinary losses incurred by Seller;

         4.11.8 The failure by the Seller to take or make any charges, write-offs, increases in bad debt reserves or other adjustments in Seller's accounts receivable by reason of failure or inability to collect or diminished prospects for collection of Seller's accounts receivable;

         4.11.9 The occurrence of any event or condition of any character materially and adversely affecting Seller's business or tax liabilities or any change in the condition of Seller's assets, liabilities or business, except changes in the ordinary course of business; or

         4.11.10 Any entry by Seller into any other transaction other than in the ordinary course of business.

4.12 LEASES. The schedule of leases attached hereto as Exhibit 4.12 sets forth a complete and correct description of all leases of real and personal property to which Seller is a party. Seller has delivered to Buyer complete and correct copies of all lease agreements described in said Exhibit 4.12 and each such lease agreement is valid and subsisting and no event or condition exists which constitutes, or after notice or lapse of time or both would constitute, a default thereunder. All of Seller's right, title and interests under the Assigned Leases (as listed on Exhibit 1.1.7) are assignable, no consents to any such assignment are required or, to the extent required, such consents have been or will be (on or prior to the Closing Date) obtained and, following the closing of the transactions contemplated by this Agreement, all such right, title and interest will be effectively and completely conveyed and assigned to Buyer. Any fees, increased maintenance costs or other transfer fees (whether direct or indirect) which are required to be paid in connection with the transfer of the Assigned Leases by Seller to Buyer shall be paid by Seller or be deducted from the Purchase Price.

4.13 INSURANCE. Seller has maintained and continues to maintain, with financially sound and reputable insurers, insurance with respect to its properties and businesses against loss or damage of the kinds customarily insured against by corporations of established reputations engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are set forth in Exhibit 4.13. The complete list and summary description of all insurance policies maintained by Seller are set forth on Exhibit 4.13. The policies listed on Exhibit 4.13 are in full force and effect, all premiums due thereon have been paid, Seller has complied in all material respects with provisions of such policies, and Seller has not received any notice of cancellation, termination or non-renewal of such policies. At Buyer's option, Seller agrees to take all action reasonably necessary to enable Buyer to continue all such policies of insurance and transfer all such policies of insurance into Buyer's name.


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4.14 LITIGATION. Other than disclosed on Exhibit 4.14 hereto, Seller, its assets, properties and business, are subject to no pending or threatened litigation, action, suit or proceeding by or before any court, arbitrator or federal, state or other governmental commission, board or other agency, or by any private party. As provided in Section 3.5 above, Seller shall be solely and absolutely responsible for all liabilities, costs and expenses relating to any and all threatened or pending litigation, together with any litigation commenced after the Closing Date, which relates to facts and circumstances or other occurrences arising on or before the Closing Date.

4.15 CONTRACTS. Except described on Exhibit 4.15 hereto or referred to in any other schedule or exhibit to this Agreement, Seller is not a party to any contract, commitment or agreement which relates to the Business and which (collectively, the "Material Contracts"):

         4.15.1   extends beyond thirty (30) days;

         4.15.2 might involve payment by or to Seller of an aggregate amount of more than $5,000; or

         4.15.3   is otherwise material.

Seller has made and will make available to Buyer for inspection and photocopying complete and correct copies of all Material Contracts. Each Material Contract is valid and subsisting and no event or condition exists which constitutes, or after notice or lapse of time or both would constitute, a default thereunder, and Seller has complied with all provisions of the Material Contracts and all other contracts to which it is a party and is not in default under any of them. All of Seller's rights, title and interests under the Assigned Contracts (as listed on Exhibit 1.1.9) and the Assigned Agreements (as listed on Exhibit 1.1.8) are assignable, no consents to any such assignment are required or, to the extent required, such consents have been obtained, and, following the closing of the transactions contemplated by this Agreement, all such night, title and interest shall be effectively and completely conveyed and assigned to Buyer. Any cure amounts, compensation, fees, increased maintenance costs or other transfer fees (whether direct or indirect) which are required to be paid in connection with the transfer, assignment or assumption and assignment of the Assumed Contracts and/or the Assumed Agreements by Seller to Buyer shall be paid by Seller on or prior to the Closing Date or be deducted from the Purchase Price.

4.16 TAXES. Seller has duly prepared and filed any and all tax returns and reports required by federal, state or local tax authorities to have been filed, and Seller has paid any and all taxes, license fees and other charges levied, assessed or imposed upon or relating to Seller, its business or its assets, except those which are not yet due and payable. All taxes, license fees and other charges relating to the Purchased Assets or Seller's operation of its business on or prior to the Closing Date have or will be paid by Seller as due.

4.17 EMPLOYMENT CONTRACTS AND FRINGE BENEFITS. Seller is not a party to or bound by any written employment, collective bargaining or other labor contracts or any pension, profit sharing, retirement, bonus or deferred compensation plans, employee benefit plans or similar obligations evidenced by writings (or oral employment contracts other than those terminable at will), except as set forth on the Schedule of Employment Contracts and Fringe Benefits attached hereto as

Exhibit 4.17 and for which complete and correct copies of each have been furnished by Seller to Buyer (collectively, the "Employee Benefit Plans and Agreements"). All employee welfare benefit plans and all employee pension benefit plans are in compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code of 1986, as amended (the "Code"), and no funding deficiency exists with respect to such plans. Buyer will incur no liability or obligation under the Employee Benefit Plans and Agreements.

4.18 REAL PROPERTY. The Purchased Assets do not include any real property.

4.19 RESIGNATIONS. For purposes hereof, "Key Employees" shall mean Michael Bell, Stephen Miller, and any other employee of Seller which Buyer, in its sole discretion, deems reasonably necessary or desirable, to the conduct of the Business. Except as set forth on Exhibit 4.19 hereto, no Key Employee of Seller has resigned and, to the best knowledge of Seller, no Key Employee plans to retire or resign during the 12-month period following the Closing Date or otherwise be unavailable as an employee of Buyer at compensation substantially similar to such employee's present rate of compensation.

4.20 COMPLIANCE WITH LAWS. Seller is in compliance in all material respects with all applicable laws, regulations, orders, judgments and decrees (including, without limitation, all applicable provisions of any anti-pollution and environmental protection laws, laws relating to waste disposal, laws relating to occupational safety and health standards and equal employment opportunity, and rules and regulations under such laws as currently administered). Seller has all permits and licenses from governmental authorities required to conduct its business as it is now being conducted.

4.21 INTELLECTUAL PROPERTIES. Set forth on Exhibit 4.21 hereto is a complete list and description of all patents, patent rights, licenses, trademarks, trademark rights, trade name rights, service mark rights, copyrights, domain names and URLs or similar rights (collectively, the "Intellectual Property") owned or licensed by Seller. Seller does not require any Intellectual Property rights other than those specified on Exhibit 4.21 in connection with the conduct of the Business.

4.22 SOFTWARE LICENSES. Seller has a sufficient number of valid licenses to cover all software used by Seller. All such licenses are identified on the attached Exhibit 1.1.8. Any fees, increased maintenance costs or other transfer fees (whether direct or indirect) which are required to be paid in connection with the transfer of the software licenses by Seller to Buyer shall be paid by Seller or be deducted from the Purchase Price.

4.23 INVENTORIES. The Inventory as reflected on Exhibit 1.1.1 consists of items of a quality and quantity usable or saleable in the normal course of Seller's business and, if sold by Buyer in the ordinary course of business after Closing, are saleable.

4.24 ALLOWANCES. The schedule of allowances attached hereto as Exhibit 4.24 sets forth a complete and correct description of all allowances made by Seller to its customers, other than allowances to Buyer, for products or services including, without limitation, rebates, cash refunds, merchandise credits or other rights of return.

4.25 DEVELOPMENT COMMITMENTS. The schedule of development commitments attached hereto as Exhibit 4.25 sets forth a complete and correct description of all commitments of Seller to develop software and/or video games compatible with computers and game consoles as of the Closing Date.

4.26 DISCLOSURE. No representation or warranty by Seller in this Agreement and no statement contained in this Agreement or in any document delivered or to be delivered pursuant hereto contains or will contain an untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements herein or therein contained, in light of the circumstances under which made, not misleading; it being understood that as used in this subparagraph "material" means material to any individual statement or omission and in the aggregate as to all statements and emissions.

4.27 RELIANCE. The foregoing representations, warranties and covenants are made by Seller with the knowledge and expectation that Buyer is relying thereon.

The foregoing representations, warranties and covenants, together with any and all other representations, warranties and covenants contained in this Agreement, shall survive consummation of the purchase and sale contemplated by this Agreement.

                                   ARTICLE 5.
               REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

In connection with and as an inducement to Seller to enter into and be bound by the terms of this Agreement, Buyer hereby represents, warrants and covenants to Seller as follows:

5.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota.

5.2 AUTHORITY. Buyer has full power and authority to enter into, execute and deliver this Agreement and to consummate the transactions contemplated hereby and any instruments or agreements required herein. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer according to its terms. The execution of this Agreement by Buyer has been duly authorized by the Board of Directors of Buyer.

5.3 NO VIOLATION. Neither the execution and delivery by Buyer of this Agreement, the consummation of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof will:

         5.3.1 Violate or conflict with any provision of the Articles of Incorporation or Bylaws of Buyer;

         5.3.2 Violate or constitute a default under or give rise to any right of termination, cancellation or acceleration under the terms, conditions or provisions of any agreement or instrument to which Buyer is a party or by which Buyer or any of its properties or assets is bound except as has been duly and validly waived, consented to, or approved of by the other parties to such agreement or instrument; or

         5.3.3 Violate any statute or law or any judgment, order, decree, regulation or rule of any court or governmental authority applicable to Buyer.

5.4 DISCLOSURE. No representation or warranty by Buyer in this Agreement and no statement contained in this Agreement or in any other document delivered or to be delivered pursuant hereto contains or will contain an untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements herein or therein contained, in light of the circumstances under which made, not misleading; it being understood that as used in this subparagraph "material" means material to any individual statement or omission and in the aggregate as to all statements and omissions.

5.5 RELIANCE. The foregoing representations, warranties and covenants are made by Buyer with the knowledge and expectation that Seller is relying thereon. The foregoing representations, warranties and covenants, together with any and all other representations, warranties and covenants contained in this Agreement, shall survive consummation of the purchase and sale contemplated by this Agreement.

                                   ARTICLE 6.
                           OPERATIONS PENDING CLOSING

Seller hereby represents, warrants and covenants to and agrees with Buyer that, from the date Seller filed its petition with the Bankruptcy Court (the "Petition Date") to the Closing Date or the termination of this Agreement, Seller has not and will not:

6.1 Fail to carry on its business in substantially the same manner as now being conducted;

6.2 Fail to pay all liabilities in the ordinary course of business as due;

6.3 Except in the ordinary course of business, sell, transfer, lease, mortgage, pledge or otherwise dispose of or encumber any of Seller's assets or cancel any of Seller's claims;

6.4 Fail to maintain and preserve Seller's business, organization and goodwill and its existing relationships with its respective customers and others having business relationships with them;

6.5 Incur any obligation or liability or enter into any transaction except in the ordinary course of Seller's business;

6.6 Fail to maintain in full force and effect Seller's corporate existence, rights, licenses and franchises;

6.7 Pay or commit to pay any salary, fee or other compensation at a rate in excess of that prevailing on the date prior to the Petition Date;

6.8 Fail to maintain all existing policies of insurance with respect to Seller in their present form and with their present coverage;

6.9 Enter into any employment, agency or other contract or agreement with respect to the performance of personal services which is not terminable by Seller without liability, on thirty (30) days or less notice;

6.10 Utilize any employment agency, placement service or similar service for the purpose of employing any personnel where Seller will be obligated to pay any fee or commission for such service, without the written consent of Buyer;

6.11 Fail to comply with any law, rule, regulation or final order applicable to it;

6.12 Pay or commit to pay any bonus or other incentive compensation to any of its officers, directors or employees;

6.13 Settle, dismiss or otherwise compromise in any manner any action, proceeding or suit listed on Exhibit 4.14; or

6.14 Make any capital expenditure or commitment for capital expenditures in excess of $5,000.

Seller will promptly notify Buyer of any material change in the business, operations or financial condition of Seller.

                                   ARTICLE 7.
                         CONDITIONS PRECEDENT TO CLOSING

7.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. All of the agreements and obligations of Seller under this Agreement arc subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent, any or all of which may be waived, in whole or in part, in writing by Seller:

         7.1.1 PERFORMANCE AND COMPLIANCE. Buyer shall have performed and complied with all of the agreements, covenants and conditions required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date, and all of the representations and warranties of Buyer under this Agreement shall be true and correct in all material respects as of the Closing Date.

         7.1.2 NO TERMINATION. No party to this Agreement shall have terminated this Agreement as permitted herein.

         7.1.3 OPINION OF BUYER'S COUNSEL. Seller and `its counsel shall have been furnished with an opinion of legal counsel substantially in the form provided on attached Exhibit 7.1.3 ("Opinion of Buyer's Counsel").

Satisfaction or waiver of any or all of the above conditions precedent shall not in any manner reduce the scope of the representations, warranties and covenants made by Buyer elsewhere in this Agreement or the right and ability of Seller to be indemnified for any misrepresentation, inaccurate warranty or unfulfilled covenant.

7.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. All of the agreements and obligations of Buyer under this Agreement are subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent, any or all of which may be waived, in whole or in part, in writing by Buyer:

         7.2.1 PERFORMANCE AND COMPLIANCE. Seller shall have performed and complied with all of the agreements, covenants and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and all of the representations and warranties of Seller under this Agreement shall be true and correct in all material respects as of the Closing Date.

         7.2.2 OPINION OF SELLER'S COUNSEL. Buyer and its counsel shall have been furnished with an opinion of legal counsel substantially in the form provided on attached Exhibit 7.2.2 ("Opinion of Seller's Counsel").

         7.2.3 DUE DILIGENCE REVIEW. Buyer shall have completed a due diligence review of all aspects of the business and operations of Seller, the results of which are determined to be satisfactory to Buyer in its sole and absolute discretion.

         7.2.4 EMPLOYMENT AGREEMENTS. Michael Bell, Stephen Miller, and any other employee of Seller which Buyer, in its sole discretion, deems reasonably necessary or desirable to the conduct of the Business, shall have each executed and delivered to Buyer an employment agreement in form and substance acceptable to Buyer, in Buyer's sole discretion (the "Employment Agreements").

         7.2.5 OTHER EMPLOYEES. Buyer shall have hired or made provision for the hiring of those Encore Employees (as defined in Section 9.2 below) it deems reasonably necessary to conduct the Business pursuant to the terms and conditions mutually agreed upon by Buyer and any such Encore Employee.

         7.2.6 GOOD TITLE. Seller shall show and deliver to Buyer good and marketable title to all of the Purchased Assets free and clear of all mortgages, pledges, liens, conditional sales agreements or other encumbrances of any kind or nature, other than the Assumed Liabilities.

         7.2.7 CONSENTS TO ASSIGNMENTS. Buyer shall have received consents in form and content satisfactory to Buyer to the extent reasonably deemed necessary by Buyer to enable a complete and effective transfer to Buyer of all rights and interests of Seller to be assigned and conveyed under this Agreement.

         7.2.8 ASSIGNED AGREEMENTS. Seller shall have negotiated, and coincident with Closing Buyer shall have entered into, an assignment of the Assigned Agreements, the Assigned Leases and the Assumed Contracts on such terms and conditions as are deemed acceptable by Buyer, in its sole discretion.

         7.2.9 LENDER APPROVAL. Buyer shall have received the approval of GE Capital Corp., to the sale and purchase contemplated by this Agreement in such form as is reasonably acceptable to Buyer.

         7.2.10 REAL PROPERTY LEASES. Seller shall have negotiated, and coincident with Closing Buyer shall have entered into, any and all real property leases with respect to the Business on such terms and conditions as are deemed acceptable by Buyer, in its sole discretion.

         7.2.11 NO TERMINATION. No party to this Agreement shall have terminated this Agreement as permitted herein.

         7.2.12 NO MATERIAL ADVERSE CHANGE. In the sole discretion of Buyer, there shall have been no material adverse change (subsequent to the Petition Date) in the Seller's financial condition or business operations.

         7.2.13 EXHIBITS. Buyer shall have approved all exhibits to this Agreement.

Satisfaction or wavier of any or all of the above conditions precedent shall not in any manner reduce the scope of the representations, warranties and covenants made by Seller elsewhere in this Agreement or the right and ability of Buyer to be indemnified for any misrepresentation, inaccurate warranty or unfulfilled covenant.

                                   ARTICLE 8.
                              DELIVERY OF DOCUMENTS

On the Closing Date, Buyer, as one party, and Seller, as another party, shall execute and deliver to the other party the following documents, instruments and agreements, together with such other documents, instruments and agreements as the other party may reasonably request to consummate the purchase and sale contemplated hereby:

8.1 BY BUYER TO SELLER. Buyer shall deliver the following to Seller or to the Escrow Agent:

         8.1.1 RELEASE OF COMERICA DEBT. Evidence that the Comerica Debt has been assumed or satisfied and that Seller, effective as of the Closing, is released from the Comerica Debt.

         8.1.2 CASH PAYMENT. A cashier's or certified check payable to the order of Seller in the amount required in Section 3.3, or an appropriate wire transfer of such funds.

         8.1.3 HOLDBACK PAYMENT. A cashier's or certified check payable to the order of the Escrow Agent in the amount required in Section 3.4, or an appropriate wire transfer of such funds.

         8.1.4 EMPLOYMENT AGREEMENT. The Employment Agreements, duly executed by an authorized officer of Buyer.

         8.1.5 AUTHORIZING RESOLUTIONS. A copy, certified by an officer of Buyer, of the duly adopted resolutions of the board of directors of Buyer approving this Agreement and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         8.1.6 OPINION OF BUYER'S COUNSEL. Seller and its counsel shall be furnished with the Opinion of Buyer's Counsel.

8.2      BY SELLER TO BUYER.  Seller shall deliver the following to Buyer:

         8.2.1 OPINION OF SELLER'S COUNSEL. Buyer and its counsel shall be furnished with the Opinion of Seller's Counsel.

         8.2.2 EMPLOYMENT AGREEMENTS. Employment Agreements, duly executed by Michael Bell, Stephen Miller and any other employees of Seller designated by Buyer.

         8.2.3 BILL OF SALE. A bill of sale, substantially in the form attached as Exhibit 8.2.3 (the "Bill of Sale"), duly executed by an authorized officer of Seller, with full covenants of warranty, endorsements and assignment and other good and sufficient instruments of transfer and conveyance as shall be reasonably required to vest in Buyer good and marketable title to all of these tangible Purchased Assets to be sold as provided in this Agreement.

         8.2.4 ASSIGNMENTS AND CONSENTS. Assignment and consent documents, in form and content acceptable to Buyer and duly executed by an authorized officer of Seller, pursuant to which all rights and interests of Seller to be assigned and conveyed under this Agreement, including the Accounts Receivables, the Authorizations, each of the Assigned Leases, the Assigned Agreements and the Assumed Contracts, the General Intangibles and the Records are completely and effectively transferred and conveyed to Buyer.

         8.2.5 RELEASES AND TERMINATION STATEMENTS. Releases or terminations of all financing statements and satisfactions of all other encumbrances filed with the office of the Secretary of State or any county recorder or similar office evidencing a lien on any of the Purchased Assets.

         8.2.6 AUTHORIZING RESOLUTIONS. A copy, certified by an officer of Seller, of the duly adopted resolutions of the shareholders and board of directors of Seller approving this Agreement and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         8.2.7 BANKRUPTCY COURT ORDERS. Buyer and its counsel shall be furnished with the Bankruptcy Court approvals and orders described in Sections 9.7, 9.8 and 9.9.

         8.2.8 DOCUMENTATION OF AGREEMENTS. No later than two full business days prior to the Closing, the Seller shall have provided Buyer with copies of agreements or consent documents in form and content acceptable to Buyer and duty executed by any third parties to the Assigned Contracts, the Assigned Agreements and the Assigned Leases, memorializing and evidencing the continuation and terms of such agreements, contracts and leases in favor of Buyer effective upon the Closing.

                                   ARTICLE 9.
                      ADDITIONAL COVENANTS AND COMMITMENTS

9.1 PRORATION OF OBLIGATIONS. Each of the Assumed Obligations (as such term is defined in Section 3.5) shall be prorated between Buyer, as one party, and Seller, as the other party, as of the Closing Date. Additionally, there may be other obligations and payments relating to the Purchased Assets and the underlying business where amounts paid or to be paid cover time periods straddling the Closing Date (for example, utility bills, phone bills, prepayments on contracts, license fees, etc.), and these obligations shall also be prorated between Buyer, as one party, and Seller, as the other party, as of the Closing Date. For example, assuming any such obligation or Assumed Obligation requires calendar quarterly payments of $1,200 and that the Closing Date is June 1, 2002, Seller shall be responsible for $800 of the payment and Buyer shall be responsible for $400 of the payment for that quarter. Proration payments between the parties shall be made approximately every thirty (30) days following the Closing Date, with appropriate documentation to be made available to substantiate claims for reimbursement or payment of prorated amounts.

9.2 ENCORE EMPLOYEES. Seller shall terminate the employment of those employees hired by Buyer (the "Encore Employees") effective as of the Closing Date. Seller shall be responsible for and pay all of its employees (including, the Encore Employees) all wages, accrued vacation and other benefits accrued through the Closing Date, and shall be fully responsible for all obligations resulting from the termination of its employees, including any and all obligations arising under COBRA. Any Encore Employee wages, accrued vacation and other benefits that remain unpaid as of the Closing Date, and any other unsatisfied obligations for any of Seller's employees for which Buyer is or may become responsible (including COBRA obligations) shall be deducted from the Purchase Price.

9.3 ACCOUNTS RECEIVABLE. The following procedures will apply for collection of the Accounts Receivable after the Closing Date:

         9.3.1 IDENTIFICATION OF ACCOUNTS. Within two (2) days following the Closing Date, Seller shall deliver to Buyer a list identifying each Accounts Receivable account debtor by name and address and the amount owed Seller by such account debtor as of the Closing Date, consistent with the information contained in Exhibit 1.1.2. Within five (5) days after receipt, Buyer will, with the assistance of Seller, mail a statement to each account debtor listed, except Buyer. From the Closing Date until ninety (90) days thereafter, Buyer shall use commercially reasonable efforts to collect the Accounts Receivable, other than amounts owed by Buyer. "Commercially reasonable efforts" as used herein shall not be interpreted to require Buyer to initiate any legal proceedings for the collection of amounts owed by, or defense of any claims made by, an account debtor.

         9.3.2 APPLICATION OF RECEIPTS. Any and all sums received by Buyer subsequent to the Closing Date from an Accounts Receivable account debtor shall be applied by Buyer to the oldest balance first for each such account debtor up to the amount that is due according to Exhibit 1.1.2, and then to any indebtedness to Buyer arising after the Closing Date; provided, however, that (i) if the payment specifically references an invoice, the payment shall be applied to that invoice,
         (ii) if the account debtor contests an invoice, the payment shall not be applied to that invoice, and (iii) if the amount of the payment matches up with the amount of a given invoice, the payment shall be applied to that invoice. Buyer shall attempt to give Seller reasonable notice of any contested invoice. Seller shall have the right, at any time subsequent to the Closing Date and twelve (12) months thereafter, upon reasonable notice to Buyer, to audit Buyer's books and records with respect to receipt of Accounts Receivable payments, and if Seller uncovers any error in Buyer's records, the parties hereto agree to promptly make all appropriate monetary adjustments.

         9.3.3 PAYMENTS RECEIVED BY SELLER. Any payments received by Seller relating to the Accounts Receivable shall be immediately transferred by Seller to Buyer.

9.4 PUBLIC ANNOUNCEMENTS. Neither Buyer nor Seller shall issue any press release or make any other public announcement (including any announcement to employees) relating to the subject matter of this Agreement without first having received the prior written approval of the other party hereto.

9.5 MUTUAL CORPORATION. Buyer and Seller agree to work together and cooperate to the extent reasonably necessary so as to facilitate closing on the transactions contemplated by this Agreement. Further, subsequent to closing, Buyer and Seller, at the request of the other, shall each execute, deliver and acknowledge all such further instruments and documents and do and perform all such other acts and deeds as may be reasonably required to consummate the transactions contemplated by this Agreement and to carry out the purpose and intent of this Agreement.

9.6 RELEASE. At the Closing, Seller shall deliver a release to Buyer in the form attached hereto as Exhibit 9.6.

9.7 BREAK-UP FEE, BID PROCEDURES AND OVERBID REQUIREMENTS. Because Seller is in bankruptcy, it is understood that the sale of the Purchased Assets may be subject to higher bids by competing bidders. Provided that this Agreement has not been terminated due to a material breach by Buyer, Buyer shall be entitled to receive a break-up fee in the amount of $200,000, plus reasonable out-of-pocket expenses (including legal fees) incurred by Buyer in connection with the Agreement, not to exceed $150,000 (hereinafter, the "Break-up Fee") if the transaction contemplated by this Agreement (or a similar transaction) does not close (or closes at a higher price) because of a Qualified Bidder (as defined in Exhibit 9.7). The Break-up Fee shall be payable to Buyer even if Buyer becomes the purchaser of the Seller's assets at a purchase price greater than that set forth in this Agreement. The Break-up Fee shall be paid to Buyer with certified funds or by wire transfer (or by receipt of a credit in the amount of the Break-up Fee in the event Buyer is the highest bidder) at the closing of any transaction relating to the sale of Seller's assets. Seller shall comply with the bidding procedures set forth in the attached Exhibit 9.7. This
Section 9.7 and the bidding procedures set forth in Exhibit 9.7 are subject to approval by the Bankruptcy Court. Within seven (7) calendar days after execution of this Agreement, Seller shall secure the entry of an order, in a form acceptable to Buyer, from the Bankruptcy Court approving and authorizing the Break-up Fee and the bidding procedures provided for in this Section 9.7 and in
Exhibit 9.7.

9.8 APPROVAL OF AGREEMENT. Prior to the Closing Date, Seller shall secure the entry of an order, in a form acceptable to Buyer, from the Bankruptcy Court approving and authorizing the terms of this Agreement and the sale of the Purchased Assets to Buyer free and clear of any and all liens, interests and encumbrances in accordance with 11 U.S.C. Section 363(f).

9.9 ASSUMPTION AND ASSIGNMENT. Prior to the Closing Date, Seller shall secure the entry of an order, in a form acceptable to Buyer, from the Bankruptcy Court approving and authorizing the assumption and assignment of the Assigned Leases, the Assigned Agreements and the Assumed Contracts (all with amendments acceptable to Buyer, in its sole discretion, as contemplated by Section 7.2.8) in accordance with 11 U.S.C. 363(f).

9.10 EXHIBITS. Notwithstanding other provisions of this Agreement indicating that exhibits will be attached at the time of execution of this Agreement, the parties acknowledge that, to expedite execution of this Agreement, some or all exhibits to this Agreement have not been prepared and will not be attached as of the date hereof. All parties agree to in good faith prepare and finalize the exhibits by the Closing Date. The obligations of the parties under this Agreement are subject to their approval of certain of the exhibits as more specifically provided in Section 7.2.13.

                                   ARTICLE 10.
                                 INDEMNIFICATION

10.1 INDEMNIFICATION BY SELLER. Buyer, its affiliates and their respective officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless, jointly and severally, by Seller against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties, including, without limitation, related attorney and consultant fees and expenses (hereinafter collectively a "Loss"), actually suffered or incurred by them, arising out of, relating to or resulting from (a) the inaccuracy of any representation or warranty made by Seller in this Agreement, (b) the breach by Seller of any of their covenants or agreements in this Agreement, (c) any failure to comply with laws relating to bulk transfers or bulk sales with respect to the transactions contemplated by this Agreement, (d) any liability of Seller not expressly constituting an Assumed Obligation, (e) any liability to which Buyer or its affiliates may be subject as a result of or arising in respect of any employee welfare or benefit plans of Seller or (f) any aspect of the operation of the Business on or prior to the Closing Date (all such Losses being referred to herein collectively as the "Buyer Losses").

10.2 INDEMNIFICATION BY BUYER. Seller its affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by Buyer against any and all Losses actually suffered or incurred by them arising out of or resulting from (a) the inaccuracy of any representation or warranty made by Buyer in this Agreement, (b) the breach by Buyer of any of its covenants or agreements in this Agreement or (c) any aspect of the operation of the Business by Buyer after the Closing Date (all such Losses being referred to herein collectively as the "Seller Losses").

10.3 RIGHT OF OFFSET. For purposes of this Section 10.3 and Section 10.4, a party seeking indemnification shall be considered the "Indemnified Party" and the party from whom indemnification is sought shall be considered the "Indemnifying Party." The Indemnifying Party shall reimburse the Indemnified Party, on demand, for any payment made by the Indemnified Party at any time in respect of any liability, obligation or a claim to which the foregoing indemnity relates. The Indemnified Party shall be entitled to offset any amount owed to the Indemnifying Party against the amount of the indemnification obligation of the Indemnifying Party under this Agreement, including that Buyer may offset amounts owed to Seller under the Escrow Agreement.

10.4 NOTICE AND OPPORTUNITY TO DEFEND. Each party shall promptly, and in all events within ninety (90) days of obtaining actual knowledge thereof, notify the Indemnifying Party of the existence of any claim, demand or other matter requiring a defense to which the Indemnifying Party's obligations under this Article would apply. The Indemnified Party shall give the Indemnifying Party a reasonable opportunity to defend the claim, demand or matter at the Indemnifying Party's own expense and with counsel selected by the Indemnifying Party and satisfactory to the Indemnified Party; provided that the Indemnified Party shall at all times also have the right to fully participate in the defense at its own expense. Any such claim, demand or other matter shall not be settled or compromised without the consent of the Indemnified Party; provided, however, if the Indemnified Party does not consent to such settlement or compromise, such claim, demand or other matter shall not be settled or compromised, but the Indemnifying Party's obligation to indemnify with respect hereto shall be limited to the amount for which such claim, demand or other matter could have been settled or compromised, together with the cost of defense through the date such matter could have been settled or compromised. If the Indemnifying Party shall, within a reasonable time after receipt of notice, fail to defend, the Indemnified Party shall have the right, but not the obligation, to undertake the defense, and to compromise or settle, exercising reasonable business judgment, the claim, demand or other matter on behalf, for the account and at the risk of the Indemnifying Party. If the claim is one that cannot by its nature be defended solely by the Indemnifying Party (including, without limitation, any federal or state tax proceeding), the Indemnified Party shall make available, or cause to be made available, all information and assistance that the Indemnifying Party may reasonably request.

                                   ARTICLE 11.
                                   TERMINATION

11.1 RIGHT OF TERMINATION WITHOUT BREACH. This Agreement may be terminated without further liability of any party at any time prior to the Closing Date:

         11.1.1   By mutual written agreement of Buyer and Seller; or

         11.1.2 By either Buyer or Seller if there has been a material failure by the other party to perform or comply with any agreement, covenant or condition herein required to be performed or complied with by such party.

11.2 EFFECT OF TERMINATION. Termination of this Agreement pursuant to this
Article 11 shall not in any way terminate, limit or restrict the rights and remedies of any party hereto against the other party which has violated, breached or failed to satisfy any of the representations, warranties, covenants, agreements, conditions or other provisions of this Agreement prior to termination hereof. In addition to the right of any party under common law to redress for any such breach or violation, each party whose breach or violation has occurred prior to termination shall jointly and severally indemnify each other party for whose benefit such representation, warranty, covenant, agreement or other provision was made from and against all losses, damages, costs and expenses (including, without limitation, attorneys fees) arising out of or resulting from such breach or violation.

11.3 DISTRIBUTION AGREEMENT. If a Qualified Bidder, other than Buyer (hereinafter, the "Successful Bidder") acquires Seller's assets for any reason other than Buyer's breach of this Agreement, then the Successful Bidder shall be obligated to immediately enter into a distribution agreement with Buyer for a term running through at least May 31, 2003 (the "New Distribution Agreement"). The New Distribution Agreement shall be on terms consistent with the current distribution and related agreements between Buyer and Seller and shall provide for Buyer's exclusive distribution of specific retail customers of Buyer to whom Buyer distributes Seller's product, and the Successful Bidder shall, through May 31, 2003, maintain existing pricing levels with respect to all product distributed by Navarre (unless mutually agreed in writing between Buyer and Successful Bidder). If the New Distribution Agreement is not entered into by July 31, 2002, the Successful Bidder shall be liable to Buyer for and shall immediately pay to Buyer the sum of $762,135. Additionally, if the New Distribution Agreement is entered into by July 31, 2002, but is terminated by the Successful Bidder on or before the following dates, the Successful Bidder shall be liable to the Buyer for and shall immediately, upon such termination, pay to Buyer the following sums:

         Termination on or before July 31, 2002               $762,135.00
         Termination on or before August 31, 2002             $698,624.00
         Termination on or before September 30, 2002          $635,113.00

         Termination on or before October 31, 2002            $571,602.00
         Termination on or before November 30, 2002           $508,091.00
         Termination on or before December 31, 2002           $444,580.00
         Termination on or before January 31, 2003            $381,069.00
         Termination on or before February 28, 2003           $317,558.00
         Termination on or before March 31, 2003              $254,047.00
         Termination on or before April 30, 2003              $190,536.00
         Termination on or before May 31, 2003                $127,025.00

This Section 11.3 is subject to approval by the Bankruptcy Court. Within seven
(7) calendar days after execution of this Agreement, Seller shall secure the entry of an order from the Bankruptcy Court, in a form acceptable to Buyer, approving and authorizing the provisions of this Section 11.3.

                                   ARTICLE 12.
                            MISCELLANEOUS PROVISIONS

12.1 NOTICES. All notices, offers, requests or other communications from either of the parties hereto to the other shall be in writing and shall be considered to have been duly delivered or served upon receipt by the party designated, at the following addresses and facsimile numbers or at such other address or number as such party may hereafter designate by written notice to the other party:

If to Buyer, to:

Navarre Corporation
7400 - 79th Avenue North
New Hope, MN 55428
Fax # (763) 504-1107
Attn:  Eric Paulson and James Gilbertson

With a copy to:

Winthrop & Weinstine, P.A.
3000 Dain Rauscher Plaza
60 South 6th Street
Minneapolis, MN 55042
Fax # (612) 347-0600
Attn:  Mark T. Johnson and Daniel C. Beck

If to Seller:

Encore Software, Inc.
16920 South Main Street
Gardena, CA 90248
Fax # (310) 768-1822

Attn:  Michael Bell, CEO

With a copy to:

Danning, Gill, Diamond & Kollitz, LLP
2029 Century Park East, Third Floor
Los Angeles, CA 90067
Fax # (310) 277-5735
Attn:  David Poltras

12.2 BROKERS. Each party hereto warrants, covenants and represents to the other that they have dealt with no real estate agent or broker in connection with this Agreement, except that Seller has dealt with Digital Coast Partners. Each party hereto hereby agrees to indemnify and hold harmless the other party from and against any claim, loss or cause of action suffered by or brought against the other party on account of a breach of the foregoing representation, warranty and covenant. Buyer shall not be responsible or liable for any fee to any agent or broker, including Digital Coast Partners.

12.3 ENTIRE AGREEMENT. This Agreement expresses the whole agreement between the parties with respect to the purchase and sale contemplated hereby, there being no representations, warranties or other agreements (oral or written) not expressly set forth or provided for herein.

12.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.5 CHANGES. Any and all agreements by the parties hereto to amend, change, extend, revise or discharge this Agreement, in whole or in part, shall be binding upon the parties to such agreement, even though such agreements may lack legal consideration, provided such agreements are in writing and executed by the party against whom enforcement is sought.

12.6 GOVERNING LAW. This Agreement shall be deemed to be a contract made under the laws of the State of Minnesota and for all purposes it, plus any related or supplemental documents and notices, shall be construed in accordance with and governed by the laws of such state.

12.7 CONSTRUCTION. Wherever possible, each provision of this Agreement and each related document shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any related document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such related documents. This Agreement was jointly negotiated and drafted by Buyer and Seller and any ambiguities shall not be construed against either party under applicable rules of contract construction.

12.8 WAIVER. No failure on the part of either party to exercise, and no delay in exercising any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

12.9 SEVERABILITY. In the event any part of this Agreement is found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

12.10 TITLES AND SUB-TITLES. The titles of the paragraphs and subparagraphs are placed herein for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the expressed terms and provisions of this Agreement.

12.11 NO THIRD PARTY BENEFICIARIES. This Agreement is a contract solely among Buyer and Seller. No third party beneficiaries (including, without limitation, employees and customers of Buyer) are intended and none shall be inferred, and no party other than Buyer and Seller may assert any right, make any claim or otherwise attempt to enforce any provision of or under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                                 BUYER:
                                                 NAVARRE CORPORATION



                                                 By: /s/ James G. Gilbertson
                                                    -------------------------
                                                    James G. Gilbertson
                                                    Its: Chief Financial Officer



                                                  SELLER:



                                                 By:      Michael Bell
                                                    --------------------------
                                                    Its: Chief Executive Officer